SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

HEALTHLYNKED CORP.

(Name of Registrant as Specified in its Charter)

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HEALTHLYNKED CORP.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

September 16, 2021

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of Common Stock, par value $0.0001 per share (the “Common Stock”), of HealthLynked Corp., a Nevada corporation (the “Company,” “we,” “us,” “our” or similar terminology), as of September 13, 2021 (the “Record Date”). The purpose of the Information Statement is to notify the Company’s stockholders in accordance with Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that on September 13, 2021, in accordance with Section 78.320 of the Nevada Revised Statutes (“NRS”), a shareholder of the Company holding a majority of the voting power of the Company as of the Record Date (the “Consenting Shareholder”) approved the following corporate action (the “Corporate Action”):

1)	Adoption of the HealthLynked Corp. 2021 Equity Incentive Plan, reserving up to 20,000,000 shares of Common Stock for issuance in connection with awards thereunder (the “Plan Adoption”).

The Corporate Action was previously approved unanimously by the by Board as of September 9, 2021.

The approval of the Corporate Action will not become effective until at least twenty (20) calendar days after the initial mailing of this Information Statement (the “Effective Date”). You are urged to read the Information Statement in its entirety.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 17, 2021.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

/s/ Michael Dent
Name:	Michael Dent
Title:	Chief Executive Officer

i

HEALTHLYNKED CORP.

1265 Creekside Parkway, Suite 302

Naples, FL 34108

INFORMATION STATEMENT

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

About This Information Statement

This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (“SEC”) and is being mailed or otherwise furnished to the registered holders of common stock, par value $0.0001 per share (the “Common Stock”) and Series B convertible preferred stock, par value $0.0001 per share (“Preferred Stock”) of HealthLynked Corp., a Nevada corporation (the “Company,” “we,” “us,” “our” or similar terminology), solely for the purpose of informing you, as one of our shareholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that a shareholder of the Company holding a majority of the voting power of the Company (the “Consenting Shareholder”) as of September 13, 2021 (the “Record Date”), have executed a written consent approving the certain corporate action described herein. The corporate action described herein has also been approved by the Company’s board of directors (the “Board”). This Information Statement is being first mailed to shareholders on or about September 17, 2021.

Summary of Corporate Action Approved

The Consenting Shareholder approved the following corporate action (the “Corporate Action”):

1)	Adoption of the HealthLynked Corp. 2021 Equity Incentive Plan (the “2021 Plan”), reserving up to 20,000,000 shares of Common Stock for issuance in connection with awards thereunder.

The Corporate Action was previously approved by the by Board on September 9, 2021.

Shareholders Entitled to Notice and Vote

Under NRS 78.320 and Article I, Section 8 of the Bylaws of HealthLynked Corp. (the “Bylaws”), the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted.

Each holder of outstanding shares of the Company’s voting securities on the close of business on the Record Date is entitled to notice of the matters voted on by the Consenting Shareholder. As of September 13, 2021, our authorized capitalization consisted of 500,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. On September 13, 2021, there were 235,307,579 shares of Common Stock, and 2,750,000 shares of Preferred Stock issued and outstanding. On September 13, 2021, the Consenting Shareholder holding approximately 70.5% of the outstanding voting power of the Company, in lieu of a special meeting, approved the Corporate Action in accordance with NRS 78.320 and the Bylaws. No further vote of the shareholders of the Company is required for approval of the Corporate Action.

Approval of the Corporate Action

This Corporate Action is being taken without notice, meetings or votes in accordance with NRS 78.320 and the Bylaws, which provide that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least a majority of the corporation’s voting power. In order to avoid the costs involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible, we chose to obtain the written consent of the stockholder who holds a majority of our voting power to approve the action described in this Information Statement.

Expenses

The entire cost of furnishing this Information Statement will be borne by the Company.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding the plans and objectives of management for future operations and market trends and expectations. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Our plans and objectives are based, in part, on assumptions involving the continued expansion of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. This is especially underlined by the anticipated impacts from the COVID-19 pandemic on the Company, including the related effects to our business operations, results of operations, cash flows, and financial position. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Information Statement will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Information Statement.

PROPOSAL 1

ADOPTION OF THE HEALTHLYNKED CORP.

2021 EQUITY INCENTIVE PLAN

Our Board and the Consenting Shareholder approved the adoption of the 2021 Plan on September 9, 2021 and September 13, 2021, respectively, based on the shared belief that long-term stock-based compensation is essential to sustaining strong performance from our employees, consultants and directors. The total number of shares of our Common Stock available for issuance as awards under the 2021 Plan is 20,000,000 shares, which represents 8.5% of our outstanding Common Stock as of September 13, 2021. A copy of the 2021 Plan is attached herein as Appendix A.

The 2021 Plan contains a number of features that we believe are consistent with the best interests of our stockholders and promote sound corporate governance practices, and also will enable us to provide a competitive, adaptable mixture of compensation types (including equity awards) to our key employees. Our Board of Directors believes that our ability to attract, retain, and motivate top-quality employees and non-employee directors, as well as high quality consultants and advisors, is important to our success and will be enhanced substantially through our ability to make equity incentive grants from the 2021 Plan. We intend to improve the business results and earnings of the Company by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

In deciding to set the number of shares of Common Stock reserved and issuable at 20,000,000 under the 2021 Plan, we considered a number of factors, including the critical retention role that long-term equity incentives have in our executive and other key employee compensation programs, the benefits of alignment of the interests of key employees, consultants, and non-employee directors with our company and stockholders, the anticipated dilutive effect of the issuance of such awards, and the reservation of a number of shares under the 2021 Plan sufficient to address such needs for the 2021 Plan’s entire term.

Description of the 2021 Plan

The following is a summary of the material terms of the 2021 Plan. This summary is not intended to be a complete description the 2021 Plan and is qualified in its entirety by reference to the full text of the 2021 Plan, which is attached as Appendix A to this Information Statement. Capitalized terms used in this summary and not otherwise defined shall have the meaning set forth in the 2021 Plan.

Eligibility. Employees, Consultants and Non-Employee Directors of the Company or its Affiliates will be eligible to receive Awards under the 2021 Plan, as determined and designated by the Board of Directors. Incentive Stock Options may be awarded only to employees of the Company or its Affiliates.

Administration. The 2021 Plan will be administered by the Board, or, if the Board so delegates, any committee or other person or persons designated by the Board (the “Committee”), which shall have full power and authority to determine when and to whom Awards will be granted, the type, of Award, the number of Shares subject to an Award and to interpret and construe the 2021 Plan and its provisions, and other terms and conditions of each Award, provided that the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. To the extent that the Board delegates its authority to make Awards, all references in this Information Statement to the Board’s authority with respect thereto shall be deemed to include the Committee. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board. Subject to provisions of the 2021 Plan, the Board may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding Award.

Shares Available for Awards. The 2021 Plan allows a total share reserve of no more than 20,000,000 shares of Common Stock for the grant of Awards, and further provides that no more than 10,000,000 of such shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options.

Types of Awards

Awards that may be granted under the 2021 Plan include (1) Options (Nonstatutory Stock Options and Incentive Stock Options), (2) Stock Appreciation Rights, (3) Restricted Shares, (4) Restricted Stock Units and (5) Other Stock-based Awards (all as defined in the 2021 Plan, and collectively, “Awards”). Awards can be granted for no cash consideration or for any cash and other consideration as determined by the Board Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of the Company’s Common Stock, other securities or property, or any combination of these in a single payment or on a deferred basis. The term of any Award cannot be longer than ten years from the date of such Award’s grant. Awards will be equitably adjusted in the event of a stock dividend or other distribution, recapitalization, forward or reverse stock split, reorganization, merger or other business combination, or similar corporate transaction, in order to prevent dilution or enlargement of the benefits or potential benefits provided under the 2021 Plan. The 2021 Plan permits grants of the following types of Awards:

Options. Stock options (“Options”) entitle the holder to purchase a specified number of shares of our Common Stock at a specified price, (the “Option Price”) subject to the terms and conditions of the applicable Award Agreement. The 2021 Plan permits the grant of both Nonstatutory Stock Options and Incentive Stock Options. Incentive Stock Options may be granted only to eligible employees of the Company or its subsidiaries. Each Option granted under the 2021 Plan must be evidenced by an Award Agreement that specifies the Option Price, the term, the number of shares underlying the Option, the terms related to vesting, and any other pertinent conditions (the “Award Agreement”). The Option Price of each Option granted under the 2021 Plan will be at least 100% of the Fair Market Value of a share of our Common Stock as of the date the Award is granted to a grantee, provided, however, that in the event that a grantee is an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent, or any of its Subsidiaries, as of the Grant Date, the Option Price of an Option granted to such grantee that is intended to be an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the grant date. Fair Market Value under the plan means, unless otherwise determined by the Board, the closing price of our Common Stock, as reported on the OTCQB or any stock exchange or market upon which our Common Stock will be then listed or quoted, on the immediately prior trading day. The Board fixes the terms and conditions of each Option, subject to certain restrictions.

Stock Appreciation Rights. A stock appreciation right (“SAR”), is a right to receive payment of cash, stock, or a combination of both equal to the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price. Each SAR granted must be evidenced by an Award Agreement that specifies the SAR Exercise Price, the term, and such other provisions as the Board may determine. The SAR Exercise Price must be at least 100% of the Fair Market Value of a Share on the date of grant. The Board fixes the term of each SAR, but SARs granted under the 2021 Plan will not be exercisable more than ten years after the date the SAR is granted.

Restricted Stock Units and Awards of Restricted Shares. Restricted Shares and restricted stock units (“RSUs”) may be granted under the 2021 Plan. An Award of Restricted Shares is an Award of shares of Common Stock subject to certain restrictions, which are represented by (i) certificates bearing restrictive legends in compliance with applicable securities laws, delivered to the grantee on the grant date, or (ii) certificates held by the Secretary of the Company for the grantee’s benefit until such time as the applicable restrictions lapse. An RSU is a bookkeeping entry representing the right to receive cash or shares of Common Stock in the future. At the time a grant of RSUs is made, the Board may establish the applicable “restricted period” and prescribe restrictions which will be specified in the Award Agreement. RSUs will not confer stockholder rights to grantees. The Board will determine, and set forth in an Award Agreement, the period of restriction, the number of shares of restricted stock awards or RSUs granted, and other such conditions or restrictions. Neither Restricted Shares nor RSUs can be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restricted period or before satisfaction of any applicable restrictions.

Other Stock-Based Awards. Consistent with the terms of the 2021 Plan, other stock-based Awards may be granted to grantees in such amounts and upon such terms as the Board may determine either alone or in addition to or in conjunction with other Awards.

Dividend Equivalents. If specified in the Award Agreement, the recipient of an Award may be entitled to receive dividend equivalent rights with respect to the Shares covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. However, dividends or dividend equivalents shall not be paid on any Award or portion thereof that is unvested.

Accounting for Awards

Each share of Common Stock covered and reserved for an Award under the 2021 Plan will be counted against the aggregate number of shares available for award. Awards that do not entitle the holder to receive or purchase shares, but instead are settled in cash will not be counted against the aggregate number of shares available for award under the 2021 Plan.

If any Award expires, or is terminated, surrendered, canceled or forfeited, in whole or in part, the unissued Shares covered by that Award will be restored to the 2021 Plan and available for award again.

Shares that are delivered or withheld by the Company as full or partial payment of the purchase or exercise price or the tax obligation of any Award will not be made available again for further grants under the 2021 Plan.

Grantee Rights upon Termination.

The 2021 Plan provides that the Board shall determine the effect of a Separation from Service on Awards, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the grantee, the actions that may be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

Effect of Change in Control.

Subject to the terms of the applicable Award Agreement or an individual agreement between the Company and a grantee, in the event of a Change in Control (as defined in the 2021 Plan), the Board may, but shall not be obligated to: (a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award; (b) cancel Awards and cause to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Board, it being understood that in the case of any Option or SAR with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Board may cancel the Option or SAR without the payment of consideration therefor; (c) provide for the issuance of substitute Awards or the assumption or replacement of such Awards; (d) provide written notice to grantees that for a period of at least ten days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect; or (e) otherwise treat such Awards in the manner set forth in the agreement pursuant to which the Change in Control is consummated.

Term, Termination, and Amendment

Unless sooner terminated by the Board, the 2021 Plan will terminate ten years after the 2021 Plan’s Effective Date. No Award will be granted after termination of the 2021 Plan, but Awards outstanding upon termination of the 2021 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2021 Plan. Subject to applicable stockholder approval requirements, applicable law, or as required by applicable securities exchange listing requirements, the Board has the authority to suspend or terminate the 2021 Plan or terminate any outstanding Award Agreement and the Board has the authority to amend the 2021 Plan or amend or modify the terms of any outstanding Award at any time.

Transferability of Awards

Except in certain limited situations permitted under the 2021 Plan, an Award may only be transferred via a not-for-value transfer (as defined in the 2021 Plan) from the grantee to its family member.

Federal Tax Consequences of the 2021 Plan

The following is a brief summary of the U.S. federal income tax consequences of the 2021 Plan generally applicable to the Company and to grantees who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Information Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonstatutory Stock Options. A grantee generally will not recognize taxable income upon the grant or vesting of a nonstatutory stock option with an Option Price at least equal to the fair market value of Company common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonstatutory stock option, a grantee generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the Option Price of the stock option. When a grantee sells the shares, the grantee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the grantee received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A grantee generally will not recognize taxable income upon the grant of an incentive stock option. If a grantee exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the grantee will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the grantee generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonstatutory stock option). If a grantee sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the grantee exercised the option and (b) two years from the grant date of the stock option, the grantee generally will recognize long-term capital gain or loss equal to the difference between the amount the grantee received in the disposition and the exercise price of the stock option. If a grantee sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the grantee generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the grantee’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonstatutory stock options and incentive stock options, special rules apply if a grantee uses shares of common stock already held by the grantee to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the grantee.

Stock Appreciation Rights. A grantee generally will not recognize taxable income upon the grant or vesting of a SAR with a SAR Exercise Price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a grantee generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards and RSUs. A grantee generally will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, the grantee will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a grantee may instead elect to be taxed at the time of grant.

Other Stock-Based Awards. The U.S. federal income tax consequences of other stock or cash- based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, the Company generally will be entitled to a deduction at the same time, and in the same amount, as a grantee recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.

Section 409A. The Company intends that awards granted under the 2021 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but makes no representation or warranty to that effect.

Tax Withholding. The Company is authorized to deduct or withhold from any award granted or payment due under the 2021 Plan, or require a grantee to remit, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Company is not required to issue any shares of common stock or otherwise settle an award under the 2021 Plan until all tax withholding obligations are satisfied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of September 13, 2021 by (i) each person known by us to beneficially own more than 5.0% of our Common Stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our directors and executive officers as a group. The percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o HealthLynked Corp., 1265 Creekside Parkway, Suite 301, Naples, Florida 34108. As of September 13, 2021 we had 235,307,579 shares of Common Stock and 2,750,000 shares of Preferred Stock issued and outstanding.

	Number of Common Shares (1)	Percent of Class (Common Stock)(2)	Number of Series B Preferred Shares	Percent of Class (Series B Preferred Stock) (3)	Total Percentage Held (Common and Series B Preferred) (4)
Dr. Michael Dent, Chief Executive Officer and Chairman (5)	95,540,717	38.85%	2,750,000	100.00%	71.14%
George O’Leary, Chief Financial Officer, Chief Operating Officer and Director (6)	5,082,328	2.15%	---	---	*
Robert Gasparini, Director (7)	1,906,448	*	---	---	*
Robert Mino, Director (8)	578,980	*	---	---	*
Heather Monahan, Director	---	---	---	---	---
Daniel Hall, Director	---	---	---	---	---
All officers and directors as a group (6 persons)	103,108,473	41.63%	2,750,000	100.00%	72.34%
5% Stockholders:
Iconic Holdings, LLC (9)	23,507,227	9.99%	---	---	7.05%

(1)	Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an Option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 235,307,579 shares of Common Stock issued and outstanding as of September 13, 2021.

(3)	Based on 2,750,000 shares of Preferred Stock issued and outstanding as of September 13, 2021.

(4)	Reflects total percentage of combined voting power based on 100 votes per share of Preferred Stock outstanding.

(5)	Beneficial ownership of common shares includes (i) 2,958,640 shares of Common Stock held by Dr. Dent directly, (ii) 81,996,472 shares of Common Stock held in the name of Mary S. Dent Gifting Trust, (iii) 9,835,605 shares of Common Stock issuable upon exercise of warrants, and (iv) 750,000 vested employee Options. Beneficial ownership of Preferred Stock includes 2,750,000 shares of Preferred Stock held in the name of the Michael Thomas Dent Declaration of Trust that are convertible into 13,750,000 shares of Common Stock any time after December 31, 2022 and that have that number of votes equal to 100 shares of Common Stock for each share of Preferred Stock held (which shall never be deemed less than 51% of the vote required to approve any action), or the equivalent of 275,000,000 votes.

(6)	Includes (i) 2,100,000 shares of Common Stock held by SKS Consulting of South Florida Corp., a corporation directly controlled by George O’Leary, (ii) 1,607,328 shares of Common Stock held by George O’Leary directly, (iii) 150,000 shares of Common Stock held by Mr. O’Leary’s spouse, (iv) 75,000 shares of Common Stock issuable upon exercise of warrants held by Mr. O’Leary’s spouse, and (v) 1,150,000 vested employee Options. Excludes 300,000 employee Options which are subject to future vesting requirements and are not expected to vest within 60 days of September 13, 2021.

(7)	Includes 1,467,282 shares of Common Stock held by Mr. Gasparini and his spouse and 439,166 shares of Common Stock issuable upon exercise of warrants.

(8)	Includes 482,551 shares of Common Stock held by Mr. Mino and 96,429 shares of Common Stock issuable upon exercise of warrants.

(9)	The address of this beneficial owner is 2251 San Diego Ave, #B150, San Diego, CA 92110. Michael Sobeck as the Managing Member of Iconic Holdings, LLC holds voting and dispositive power over the securities of the Company held by Iconic Holdings, LLC. Includes up to 23,507,227 shares of Common Stock issuable upon exercise of warrants with 9.99% beneficial ownership limitation. Does not include 8,032,854 shares of Common Stock issuable upon exercise of warrants with 9.99% beneficial ownership limitation.

DISSENTER’S RIGHTS

Stockholders are not entitled to dissenter’s rights of appraisal with respect to any Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, or our Bylaws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Corporate Action, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

SEC Periodic Reports and Additional Information

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. The Company’s quarterly and annual filings are also available at https://www.healthlynked.com/investors/. You may request a copy of these filings, at no cost, by writing to us at HealthLynked Corp., 1265 Creekside Parkway, Suite 301, Naples, Florida 34108.

Householding of Materials

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to HealthLynked Corp., 1265 Creekside Parkway, Suite 301, Naples, Florida 34108.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited in connection with these actions. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

By Order of the Board of Directors,

Date: September 16, 2021

Sincerely,

/s/ Michael Dent
Name:	Michael Dent
Title:	Chief Executive Officer

APPENDIX A

HealthLynked Corporation

2021 EQUITY INCENTIVE PLAN

HealthLynked Corporation sets forth herein the terms and conditions of its 2021 Equity Incentive Plan.

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain employees, Consultants and Non-Employee Directors, and to motivate such employees, Consultants, and Non-Employee Directors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options (nonstatutory and incentive), stock appreciation rights, restricted shares, restricted stock units, and other stock-based awards. Any of these awards may—but need not—be made as performance incentives to reward attainment of performance goals in accordance with the terms and conditions hereof. Upon becoming effective, the Plan replaces, and no further awards may be made under, the Prior Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

“Affiliate” means any company or other trade or business that “controls,” is “controlled by,” or is “under common control with,” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Award” means a grant, under the Plan, of (1) an Option, (2) a Stock Appreciation Right, (3) Restricted Shares, (4) Restricted Stock Units, (5) an Other Stock-based Award, or (6) a Substitute Award.

“Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, that Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Board” means the Board of Directors of the Company.

“Business Combination” means the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

“Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company and unless otherwise provided in the applicable Award Agreement: (1) a Grantee’s conviction of a felony or a crime involving fraud or moral turpitude; (2) a Grantee’s theft, act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs Grantee’s ability to perform appropriate employment duties for the Company; (3) a Grantee’s intentional or reckless conduct or gross negligence harmful to the Company or the successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement; (4) a Grantee’s willful failure to follow lawful instructions of the person or body to which Grantee reports; or (5) a Grantee’s gross negligence or willful misconduct in the performance of Grantee’s assigned duties; provided that, Cause shall not include mere unsatisfactory performance in the achievement of Grantee’s job objectives. A Separation from Service for Cause shall be deemed to include a determination by the Company after the Grantee’s Separation from Service that circumstances existing before the Separation from Service would have entitled the Company or an Affiliate to have terminated the Grantee’s service for Cause. All rights a Grantee has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Grantee, regarding any actual or alleged act or omission by the Grantee of the type described in the applicable definition of Cause.

“Change in Control” means, except as otherwise provided by the Board, the occurrence of any of the following events:

(1)	The acquisition by any Person of Beneficial Ownership of 50% or more of the outstanding voting power; provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (1): (A) any acquisition directly from the Company or an Affiliate; (B) any acquisition by the Company or any of its Affiliates; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates; or (D) any acquisition by any corporation under a transaction that complies with clauses (A), (B) and (C) of subparagraph (3) below; or

(2)	Individuals who at the beginning of any 12-month period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such one-year period and whose election, or whose nomination for election by the Stockholders, to the Board was either (A) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (B) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(3)	Consummation of a Business Combination, unless after the Business Combination: (A) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately before the Business Combination own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination, of the outstanding voting securities (provided, however, that for purposes of this clause (A) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately before such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or an Affiliate or such entity resulting from the Business Combination) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such Person owned 50% or more of the outstanding shares or outstanding voting securities immediately before the Business Combination; and (C) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(4)	Approval by the Stockholders of a complete liquidation or dissolution of the Company.

Solely to the extent required by Section 409A, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) terms and conditions of any Award subject to Section 409A unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means any committee or other person or persons designated by the Board to administer the Plan. The Board shall cause the Committee (to the extent one is established) to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

“Company” means HealthLynked Corporation, a Nevada corporation.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Consultant” means any person, except an employee or Non-Employee Director, engaged by the Company or any Affiliate to render personal services to such entity, including as an advisor, and who qualifies as a consultant or advisor under Rule 701 of the Securities Act (during any period in which the Company is not subject to the reporting requirements of the Exchange Act) or Form S-8 (during any period in which the Company is subject to the reporting requirements of the Exchange Act).

“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Affiliates.

“Disability” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, as determined by the Company and unless otherwise provided in the applicable Award Agreement, “permanent and total disability” as set forth in Code Section 22(e)(3).

“Effective Date” means September 9, 2021.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” of a Share as of a particular date means (1) if the Shares are listed on a national securities exchange, the closing price of a Share as quoted on such exchange or other comparable reporting system for the first regular trading day immediately preceding the applicable date, or (2) if the Shares are not then listed on a national securities exchange, the closing price of a Share quoted by an established quotation service for over-the-counter securities for the first trading day immediately preceding the applicable date, or (3) if the Shares are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of the Shares is not otherwise determinable, such value as determined by the Board. Notwithstanding the foregoing, if the Board determines that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement, or payout of any Award, it may specify such alternative definition in the applicable Award Agreement.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Grant Date” means the latest to occur of (1) the date as of which the Board approves an Award, (2) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (3) such other date as may be specified by the Board in the Award Agreement.

“Grantee” means a person who receives or holds an Award.

“Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Code Section 422.

“Issued Share” means an outstanding Share issued under an Award (including a Restricted Share).

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate and who is a non-employee director within the meaning of Rule 16b-3.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase one or more Shares under the Plan.

“Option Price” means the exercise price for each Share subject to an Option.

“Other Stock-based Award” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, SARs, Restricted Shares, and RSUs.

“Performance Award” means an Award made subject to the attainment of performance goals over a performance period established by the Board.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this HealthLynked Corporation 2021 Equity Incentive Plan.

“Prior Plan” means the HealthLynked Corporation 2016 Equity Incentive Plan.

“Purchase Price” means the purchase price for each Share under a grant of Restricted Shares.

“Restricted Period” shall have the meaning set forth in Section 10.1.

“Restricted Shares” means restricted Shares awarded to a Grantee under Section 10.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of Shares, awarded to a Grantee under Section 10.

“SAR Exercise Price” means the per Share exercise price of a SAR granted under Section 9.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 409A” means Code Section 409A.

“Securities Act” means the Securities Act of 1933.

“Separation from Service” means the termination of the applicable Grantee’s employment with, and performance of services for, the Company and each Affiliate. Unless otherwise determined by the Company, if a Grantee’s employment or service with the Company or an Affiliate terminates but the Grantee continues to provide services to the Company or an Affiliate in a non-employee director capacity or as an employee, officer, or consultant, as applicable, such change in status shall not be deemed a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” shall mean a “separation from service” as defined under Section 409A.

“Service Provider” means an employee, officer, Non-Employee Director, or Consultant of the Company or an Affiliate.

“Share” means one share of Common Stock.

“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

“Stockholder” means a stockholder of the Company.

“Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company owns more than 50% of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Board as a Subsidiary for purposes of the Plan, that is a subsidiary corporation within the meaning of Section 424 of the Code.

“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

“Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

3.	ADMINISTRATION OF THE PLAN

3.1.	General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its powers and responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement, or the articles of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of the Plan, any Award, or any Award Agreement shall be final, binding, and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(1)	construe an interpret the Plan and apply its provisions;

(2)	designate Grantees;

(3)	determine the type or types of Awards to be made to a Grantee;

(4)	determine the number of Shares to be subject to an Award;

(5)	establish the terms and conditions of each Award (including the Option Price of any Option and the SAR Exercise Price of any SAR, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(6)	prescribe the form of each Award Agreement; and

(7)	amend, modify, or supplement the terms and conditions of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the U.S. to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2.	No Repricing

Notwithstanding any other term or condition of the Plan, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing an Option or SAR to lower its Option Price or SAR Exercise Price; (2) any other action that is treated as a “repricing” under GAAP; and (3) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the actions contemplated in clauses (1), (2), or (3) occur in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (3) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Grantee.

3.3.	Separation from Service for Cause; Clawbacks

3.3.1.	Separation from Service for Cause

The Company may annul an Award if the Grantee incurs a Separation from Service for Cause.

3.3.2.	Clawbacks

Except to the extent otherwise provided in a Grantee’s Award Agreement, all awards, amounts, or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Grantee, whether adopted before or after the Effective Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Grantee’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.4.	Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include terms and conditions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred units.

3.5.	No Liability

No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

3.6.	Book Entry

Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.

4.	shares SUBJECT TO THE PLAN

4.1.	Authorized Number of Shares

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed 20,000,000 Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2.	Share Counting

4.2.1.	General

Each Share granted in connection with an Award shall be counted as one Share against the limit in Section 4.1, subject to this Section 4.2. Share-based Performance Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined.

4.2.2.	Cash-Settled Awards

Any Award settled in cash shall not be counted as Shares for any purpose under the Plan.

4.2.3.	Expired or Terminated Awards

If any Award expires, or is terminated, surrendered, canceled or forfeited, in whole or in part, the unissued Shares covered by that Award shall again be available for the grant of Awards.

4.2.4.	Repurchased, Surrendered, or Forfeited Awards

If Issued Shares are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards.

4.2.5.	Payment of Option Price, Purchase Price, or Tax Withholding in Shares

Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares tendered in payment of an Option, (ii) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, (iii) Shares covered by a Share-settled SAR or other Shares that were not issued upon the settlement of the SAR.

4.2.6.	Substitute Awards

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of Shares reserved under the Plan.

4.3.	Award Limits

4.3.1.	Incentive Stock Options

Subject to adjustment under Section 15, up to 10,000,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

5.	EFFECTIVE DATE, DURATION, AND AMENDMENTS

5.1.	Term

The Plan shall be effective as of the Effective Date but no Award shall be exercised or paid unless and until the Plan has been approved by the Stockholders, which approval shall be within twelve (12) months after the date the Plan is adopted by the Board. The Plan shall terminate automatically on the 10-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements. No Awards may be granted after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted before the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers

Awards may be made to any Service Provider as the Board may determine and designate from time to time.

6.2.	Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards

The Board may grant Awards either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Shares).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms and conditions of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar terms and conditions but shall be consistent with the terms and conditions of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonstatutory Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonstatutory Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. Each Option shall be separately designated in the Award Agreement as either an Incentive Stock Option or Nonqualified Option. The Option Price of each Option intended to be an Incentive Stock Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2.	Vesting

Subject to Section 8.3, each Option shall become exercisable at such times and under such terms and conditions (including performance requirements) as may be determined by the Board and stated in the Award Agreement. The Board may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event and at any time after the Grant Date of the Award.

8.3.	Term

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of a period not to exceed 10 years from the Grant Date, or under such circumstances and on any date before 10 years from the Grant Date as may be set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Limitations on Exercise of Option

Notwithstanding any other term or condition of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by stockholders of the Company as provided herein, or (ii) after the occurrence of an event that results in termination of the Option.

8.5.	Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time. No Option may be exercised for a fraction of a Share.

8.6.	Rights of Holders of Options

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is before the date of such issuance.

8.7.	Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (1) if the Grantee of the Option is an employee of the Company or any Subsidiary; (2) to the extent specifically provided in the related Award Agreement; and (3) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonstatutory Stock Option unless and until such approval is obtained.

8.8.	Early Exercise

An Option may include a term that allows the Grantee to elect at any time before the Grantee’s Separation from Service to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall be subject to a repurchase option in favor of the Company and to any other restrictions the Board determines to be appropriate.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS (SARs)

9.1.	Right to Payment

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the SAR Exercise Price. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a Share on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option after the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a Share on the Grant Date of the SAR to the extent required by Section 409A.

9.2.	Other Terms

The Board shall determine at the Grant Date the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable after Separation from Service or upon other terms or conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term of SARs

The term of a SAR granted under the Plan shall be determined by the Board and stated in the related Award Agreement; provided, however, that such term shall not exceed 10 years.

9.4.	Payment of SAR Amount

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Shares) in an amount determined by multiplying:

(1)	the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(2)	the number of Shares with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED STOCK UNITS (RSUs)

10.1.	Restrictions

At the time of grant, the Board may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Shares or RSUs in accordance with Section 12. Each Award of Restricted Shares or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Shares nor RSUs may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or before the satisfaction of any other applicable restrictions.

10.2.	Restricted Share Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Shares have been granted, stock certificates or other evidence of ownership representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Shares are forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Shares

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.14, holders of Restricted Shares shall have rights as Stockholders, including voting and dividend rights.

10.4.	Rights of Holders of RSUs

10.4.1.	Settlement of RSUs

RSUs may be settled in cash or Shares, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (1) within the time period specified for “short term deferrals” under Section 409A or (2) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

10.4.2.	Voting and Dividend Rights

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.14, holders of RSUs shall not have rights as Stockholders, including no voting or dividend or dividend equivalents rights.

10.4.3.	Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the applicable Award Agreement.

10.5.	Purchase of Restricted Shares

The Grantee shall be required, to the extent required by applicable law, to purchase Restricted Shares from the Company at a Purchase Price equal to the greater of (1) the aggregate par value of the Restricted Shares or (2) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if permitted by the Board, in consideration for past services rendered.

10.6.	Delivery of Shares

Upon the expiration or termination of any Restricted Period and the satisfaction of any other terms and conditions prescribed by the Board, the restrictions applicable to Restricted Shares or RSUs settled in Shares shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

11.1.	General Rule

Payment of the Option Price for an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11. Notwithstanding any provision of this Section 11, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Non-Employee Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

11.2.	Surrender of Shares

To the extent the Award Agreement so provides, payment of the Option Price for an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to, or withholding by, the Company of Shares that shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Shares has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant.

11.3.	Cashless Exercise

With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.	Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations, and rules, including the Company’s withholding of Shares otherwise due to the exercising Grantee.

12.	PERFORMANCE AWARDS

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance terms conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance terms or conditions.

13.	other sTOCK-based awards

13.1.	Grant of Other Stock-based Awards

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to the terms and conditions of the Plan, the Board shall determine the persons to whom and the time or times at which such Awards may be made, the number of Shares to be granted under such Awards, and all other terms and conditions of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such terms and conditions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2.	Terms of Other Stock-based Awards

Any Shares subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged, or otherwise encumbered before the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual, or the Company of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a term or condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any terms and conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares under an exemption from registration under the Securities Act. The Company may, but shall not be obligated to, register any securities covered hereby under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares under the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Board may require the Grantee to sign such additional documentation, make such representations, and furnish such information as the Board may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws.

14.2.	Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any term or condition of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.3.	California Grantees

The Plan is intended to comply with Section 25102(o) of the California Corporations Code, to the extent applicable. In that regard, to the extent required by Section 25102(o), (1) the terms of any Options or SARs, to the extent vested and exercisable upon a Grantee’s Separation from Service, shall include any minimum exercise periods following Separation from Service specified by Section 25102(o) and (2) any repurchase right of the Company with respect to Issued Shares shall include the applicable notice requirement. Any Plan term that is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o).

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Common Stock

If (1) the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date or (2) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, (A) the number and kinds of shares for which grants of Awards may be made, (B) the number and kinds of shares for which outstanding Awards may be exercised or settled, and (C) the performance goals relating to outstanding Awards, shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (2) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2.	Effect of a Change in Control

In the event of a Change in Control, the Committee may, but shall not be obligated to: (a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award; (b) cancel Awards and cause to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Committee, in its sole discretion, it being understood that in the case of any Option with an Option Exercise Price, or SAR with a SAR Exercise Price, that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor; (c) provide for the issuance of substitute Awards or the assumption or replacement of such Awards; (d) provide written notice to Grantees that for a period of at least ten days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect; or (e) otherwise treat such Awards in the manner set forth in the agreement pursuant to which the Change in Control is consummated. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

15.3.	Adjustments

Adjustments under this Section 15 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued under any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16.	No Limitations on Company

The grant of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS

17.1.	Disclaimer of Rights

No term or condition of the Plan or any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding any other term or condition of the Plan, unless otherwise stated in the applicable Award Agreement, no Award shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits under the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the terms and conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the Plan.

17.2.	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including the granting of Options as the Board determines desirable.

17.3.	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (1) with respect to the vesting of or other lapse of restrictions applicable to an Award, (2) upon the issuance of any Shares upon the exercise of an Option or SAR, or (3) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company or the Affiliate, as the case may be, may require or permit the Grantee to satisfy such obligations, in whole or in part, (A) by causing the Company or the Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (B) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.	Other Terms and Conditions; Employment Agreements

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board. In the event of any conflict between the terms and conditions of an employment agreement and the Plan, the terms and conditions of the employment agreement shall govern.

17.5.	Severability

If any term or condition of the Plan or any Award Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining terms and conditions hereof and thereof shall be severable and enforceable, and all terms and conditions shall remain enforceable in any other jurisdiction.

17.6.	Governing Law

The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada without regard to the principles of conflicts of law that could cause the application of the laws of any jurisdiction other than the State of Nevada. For purposes of resolving any dispute that arises under the Plan, each Grantee, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the State of Florida and to have agreed that any related litigation shall be conducted solely in the state courts of Florida or the federal courts for the U.S. located in Collier County, Florida or Miami-Dade County, Florida, where the Plan is made and to be performed, and no other courts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

17.7.	Section 409A

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Section 409A, each installment payment under the Plan shall be treated as a separate payment. Notwithstanding any other term or condition of the Plan, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan during the six-month period immediately after the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Section 409A and neither the Company nor the Board shall have any liability to any Grantee for such tax or penalty.

17.8.	Separation from Service

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that may be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9.	Transferability of Awards and Issued Shares

17.9.1.	Transfers in General

No Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.9.2.	Family Transfers

If authorized in the applicable Award Agreement or otherwise approved by the Board, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer that is (1) a gift, (2) a transfer under a domestic relations order in settlement of marital property rights; or (3) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. After a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately before transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.10.	Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive dividend equivalent rights with respect to the Shares or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid in cash or deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid on any Award or portion thereof that is unvested or on any Award that is subject to the achievement of performance criteria before the Award has become earned and payable.

17.11.	Data Protection

A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the collection and processing of personal data relating to the Grantee so that the Company can meet its obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Grantee and the Grantee’s participation in the Plan.

17.12.	Disqualifying Dispositions

Any Grantee who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

17.13.	Plan Construction

In the Plan, unless otherwise stated, the following uses apply:

(1)	references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time;

(2)	in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;

(3)	indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(4)	the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively;

(5)	all references to articles and sections are to articles and sections in the Plan;

(6)	all words used shall be construed to be of such gender or number as the circumstances and context require;

(7)	the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan;

(8)	any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(9)	all accounting terms not specifically defined shall be construed in accordance with GAAP.